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                                                                  Exhibit (j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 17, 2003, relating to the financial statements and financial highlights which appears in the April 30, 2003 Annual Report to Shareholders of the RBC Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio
June 27, 2003